UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2018

UNIVERSAL HEALTH REALTY INCOME TRUST

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-9321	23-6858580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania		19406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (610) 265-0688

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of new Director

On July 16, 2018, the Board of Trustees of Universal Health Realty Income Trust (the “Trust”) elected James P. Morey to serve as a Class III Trustee of the Trust. Mr. Morey’s term will commence immediately and is scheduled to expire at the 2019 Annual Meeting of Shareholders. Mr. Morey will also serve as a member of our Audit Committee and Nominating & Governance Committee.

Mr. Morey is “independent” under the applicable Securities and Exchange Commission rules and regulations and the New York Stock Exchange listing standards. Mr. Morey’s compensation for his services will be consistent with the standard compensation paid to other independent trustees of the Trust, as described in the Trust’s most recent proxy statement filed with the Securities and Exchange Commission on April 26, 2018.

There are no arrangements or understandings between Mr. Morey and any other person pursuant to which Mr. Morey was selected as a trustee, and there are no transactions between Mr. Morey and the Trust that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2018	UNIVERSAL HEALTH REALTY INCOME TRUST

	By:	/s/ Charles F. Boyle
	Name:	Charles F. Boyle
	Title:	Vice President and Chief Financial Officer